UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01     OTHER EVENTS

This Current Report on Form 8-K/A is filed to amend the exhibits of the Legacy Education Alliance, Inc. (the “Company”) made on Form 8-K filed by the Company on November 10, 2014 (the “Original 8-K”), as amended by Amendment No. 1 filed on December 19, 2014 and Amendment 2 filed on January 8, 2015. The Company is amending Item 9.01 of the Original 8-K to replace the Royalty Payment agreement dated March 15, 2013 that was filed as Exhibit 10.6 to the Original 8-K, the License Agreement dated September 1, 2013 that was filed as Exhibit 10.7 to the Original 8-K, and the Settlement and Amendment to the 2013 License Agreement, dated April 22, 2014 that was filed as Exhibit 10.8 to the Original 8-K. The Company has modified certain redactions of the agreement provided in Exhibits 10.6, 10.7 and 10.8 filed to the Original 8-K for which the Company no longer request confidential treatment.

The exhibit index filed with the Original 8-K was correct and set forth below, however, the numbers were in certain cases, incorrect. Exhibit 10.3 below was filed as 10.4 in the Original 8-K, Exhibit 10.4 was filed as 10.5, Exhibit 10.5 was filed as 10.6, Exhibit 10.6 was filed as 10.7, Exhibit 10.7 was filed as 10.8, and Exhibit 10.8 was filed as 10.9. All of the exhibits are attached to this Current Report on Form 8-K/A.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.3 (1)	Senior Executive Employment Agreement, dated October 2013, of Anthony C. Humpage
10.4 (1)	Assignment of Executive Employment of Anthony C. Humpage, dated November 10, 2014.
10.5 (2)	Royalty Payment Agreement, dated March 15, 2013 (REDACTED)
10.6 (2)	License Agreement, dated September 1, 2013 (REDACTED)
10.7 (2)	Settlement and Amendment to the 2013 License Agreement, dated April 22, 2014 (REDACTED)
10.8 (1) (2)	Supplement to Talent Endorsement Agreement with Robbie Fowler, dated January 1, 2013 (REDACTED)

(1) Attachment is in the same form as previously filed by the Current Report on Form 8-K, filed November 10, 2014.

(2)  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2015

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony Humpage
Anthony Humpage
Chief Executive Officer

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